UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 14, 2004


                           Parallel Technologies, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                            (State of incorporation)


                 0-19276                                13-3140715
        (Commission File Number)         (I.R.S. Employer Identification Number)


          211 West Wall Street
             Midland, Texas                              79701-4556
(Address of principal executive offices)                 (Zip Code)


                                 (432) 682-1761
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 1.  Changes in Control of Registrant

         On February 18, 2004, the Registrant sold 20,000,000 shares of restricted common stock at $.006 per share for gross proceeds of $120,000, pursuant to a subscription agreement, to Glenn A. Little. As a result of the purchase, Glenn Little is the controlling shareholder, owning 20,000,000 shares of the 39,243,659 issued and outstanding shares of the Registrant's common stock, or 50.9%, of the common stock of the Registrant. Immediately subsequent to and as a result of the closing of the subscription agreement Glenn A. Little was appointed to the Board of Directors and all other directors and officers resigned. Mr. Little was elected as Chief Executive Officer, President Chief Operating Officer, Chairman of the Board, Secretary and Treasurer of the Registrant.


   Exhibit No.             Description

      99.1 Subscription Agreement dated February 18, 2004 by and between the Registrant and Glenn A. Little


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     Parallel Technologies, Inc.


                                                     By: /s/ Glenn A. Little
                                                        ------------------------
                                                        Glenn A.Little
                                                        Chief Executive Officer
Date:  March  24, 2004